EXHIBIT 99

SPS Commerce Reports First Quarter 2022 Financial Results

Company delivers 85th consecutive quarter of topline growth, with 17% growth in revenue and 18% growth in recurring revenue over first quarter 2021

MINNEAPOLIS, April 28, 2022 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the first quarter ended March 31, 2022.

Revenue was $105.2 million in the first quarter of 2022, compared to $90.1 million in the first quarter of 2021, reflecting 17% growth in revenue from the first quarter of 2021. Recurring revenue grew 18% from the first quarter of 2021.

Net income in the first quarter of 2022 was $12.6 million or $0.34 per diluted share, compared to net income of $10.2 million or $0.28 per diluted share, in the first quarter of 2021. Non-GAAP net income per diluted share was $0.55, compared to non-GAAP net income per diluted share of $0.43 in the first quarter of 2021. Adjusted EBITDA for the first quarter of 2022 increased 25% to $31.8 million compared to the first quarter of 2021.

“SPS Commerce continues to be a valuable partner to retailers and suppliers, as they navigate ongoing challenges and seize opportunities to evolve their omnichannel strategies,” said Archie Black, CEO of SPS Commerce. “Our comprehensive suite of solutions includes all the elements that trading partners need to communicate inventory, order, delivery, and status information. One connection to SPS Commerce provides instant access to the largest network of up-to-date, mapped EDI connections and more than 105,000 players in the retail space.”

“Ongoing evolution in retail and the need for supply chain efficiency is fueling the need for automation, driving EDI adoption, and underscoring the growing market opportunity ahead of us,” said Kim Nelson, CFO of SPS Commerce.

Guidance

Second quarter 2022 revenue is expected to be in the range of $108.3 million to $109.3 million. Second quarter net income per diluted share is expected to be in the range of $0.25 to $0.26 with fully diluted weighted average shares outstanding of 37.3 million shares. Non-GAAP net income per diluted share is expected to be in the range of $0.48 to $0.49. Adjusted EBITDA is expected to be in the range of $30.0 million to $30.5 million. Non-cash, share-based compensation expense is expected to be $9.4 million, depreciation expense is expected to be $4.2 million and amortization expense is expected to be $2.5 million.

For the full year of 2022, revenue is expected to be in the range of $443.4 million to $445.9 million, representing 15% to 16% growth over 2021. Full year net income per diluted share is expected to be in the range of $1.22 to $1.24, with fully diluted weighted average shares outstanding of 37.3 million shares. Non-GAAP income per diluted share is expected to be in the range of $2.07 to $2.09. Adjusted EBITDA is expected to be in the range of $126.7 million to $128.0 million, representing 18% to 20% growth over 2021. Non-cash, share-based compensation expense is expected to be $34.9 million, depreciation expense is expected to be $18.0 million and amortization expense is expected to be $10.0 million.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID # 8561377 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 105,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 85 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, MASTERING THE RETAIL GAME and RSX are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

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Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management, our board of directors, and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation.

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

SPS Commerce uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operating performance because they assist the Company in comparing performance on a consistent basis, as they remove from operating results the impact of the Company's capital structure. SPS Commerce believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to an investor in evaluating the Company's operating performance because they are widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts to net income, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2022, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2021, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$203,088	$207,552
Short-term investments	39,968	49,758
Accounts receivable	43,065	38,811
Allowance for credit losses	(4,287)	(4,249)
Accounts receivable, net	38,778	34,562
Deferred costs	46,710	44,529
Other assets	22,923	16,042
Total current assets	351,467	352,443
Property and equipment, net	32,261	31,901
Operating lease right-of-use assets	10,248	10,851
Goodwill	144,162	143,663
Intangible assets, net	56,158	58,587
Other assets
Deferred costs, non-current	15,900	15,191
Deferred income tax assets	199	182
Other assets, non-current	2,913	3,028
Total assets	$613,308	$615,846
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,731	$8,330
Accrued compensation	21,930	31,661
Accrued expenses	6,632	8,345
Deferred revenue	56,798	50,428
Operating lease liabilities	4,337	4,108
Total current liabilities	94,428	102,872
Other liabilities
Deferred revenue, non-current	5,123	5,144
Operating lease liabilities, non-current	15,338	16,426
Deferred income tax liabilities	6,898	7,145
Total liabilities	121,787	131,587
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 110,000,000 shares authorized; 38,031,415 and 37,798,610 shares issued; and 36,120,518 and 36,009,257 shares outstanding, respectively	38	38
Treasury Stock, at cost; 1,910,897 and 1,789,353 shares, respectively	(100,903)	(85,677)
Additional paid-in capital	442,405	433,258
Retained earnings	150,690	138,087
Accumulated other comprehensive loss	(709)	(1,447)
Total stockholders’ equity	491,521	484,259
Total liabilities and stockholders’ equity	$613,308	$615,846

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Revenues	$105,193	$90,094
Cost of revenues	35,389	29,970
Gross profit	69,804	60,124
Operating expenses
Sales and marketing	24,655	21,355
Research and development	10,701	8,706
General and administrative	15,468	14,737
Amortization of intangible assets	2,470	2,664
Total operating expenses	53,294	47,462
Income from operations	16,510	12,662
Other income (expense), net	423	(325)
Income before income taxes	16,933	12,337
Income tax expense	4,330	2,137
Net income	$12,603	$10,200

Net income per share
Basic	$0.35	$0.29
Diluted	$0.34	$0.28

Weighted average common shares used to compute net income per share
Basic	36,136	35,751
Diluted	36,989	36,722

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities
Net income	$12,603	$10,200
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(269)	163
Depreciation and amortization of property and equipment	3,864	3,765
Amortization of intangible assets	2,470	2,664
Provision for credit losses	1,144	1,205
Stock-based compensation	9,015	6,925
Other, net	(7)	76
Changes in assets and liabilities
Accounts receivable	(5,563)	(2,828)
Deferred costs	(2,797)	(986)
Other current and non-current assets	(6,736)	(2,257)
Accounts payable	(3,229)	(828)
Accrued compensation	(10,495)	(2,988)
Accrued expenses	(1,746)	(1,052)
Deferred revenue	6,349	7,565
Operating leases	(256)	(19)
Net cash provided by operating activities	4,347	21,605
Cash flows from investing activities
Purchases of property and equipment	(4,355)	(3,263)
Purchases of investments	(54,977)	(14,039)
Maturities of investments	65,000	12,500
Net cash provided by (used in) investing activities	5,668	(4,802)
Cash flows from financing activities
Repurchases of common stock	(15,226)	—
Net proceeds from exercise of options to purchase common stock	504	2,802
Net proceeds from employee stock purchase plan activity	147	105
Payment for contingent consideration	—	(164)
Net cash provided by (used in) financing activities	(14,575)	2,743
Effect of foreign currency exchange rate changes	96	36
Net increase (decrease) in cash and cash equivalents	(4,464)	19,582
Cash and cash equivalents at beginning of period	207,552	149,692
Cash and cash equivalents at end of period	$203,088	$169,274

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021

Adjusted EBITDA
Net income	$12,603	$10,200
Income tax expense	4,330	2,137
Depreciation and amortization of property and equipment	3,864	3,765
Amortization of intangible assets	2,470	2,664
Stock-based compensation expense	9,015	6,925
Realized (gain) loss from foreign currency on cash and investments held	(468)	289
Investment income	(48)	(97)
Other	-	(426)
Adjusted EBITDA	$31,766	$25,457

Adjusted EBITDA Margin
Net income	$12,603	$10,200
Revenue	105,193	90,094
Margin	12%	11%

Adjusted EBITDA	$31,766	$25,457
Revenue	105,193	90,094
Adjusted EBITDA Margin	30%	28%

Non-GAAP Income
Net income	$12,603	$10,200
Stock-based compensation expense	9,015	6,925
Amortization of intangible assets	2,470	2,664
Realized (gain) loss from foreign currency on cash and investments held	(468)	289
Other	-	(426)
Income tax effects of adjustments	(3,219)	(3,975)
Non-GAAP income	$20,401	$15,677

Shares used to compute non-GAAP income per share
Basic	36,136	35,751
Diluted	36,989	36,722

Non-GAAP income per share
Basic	$0.56	$0.44
Diluted	$0.55	$0.43

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962